UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FIRST NATIONAL CORPORATION

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FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of First National Corporation (the “Company”), which will be held on Tuesday, May 9, 2006, at 11:00 a.m., at the Millwood Station, 252 Costello Drive, Winchester, Virginia. At the Meeting, you will be asked to elect 12 directors to the Board of Directors.

Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed in the envelope provided in this mailing. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Meeting.

Sincerely yours,

/s/ Harry S. Smith

HARRY S. SMITH

President and Chief Executive Officer

Strasburg, Virginia

March 31, 2006

FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 9, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First National Corporation will be held at the Millwood Station, 252 Costello Drive, Winchester, Virginia, on May 9, 2006, at 11:00 a.m., for the following purposes:

(1)  To elect 12 directors to serve for a term of one year; and

(2)  To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

The Board of Directors has fixed the close of business on March 13, 2006, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas C. Arthur

Douglas C. Arthur

Secretary

Strasburg, Virginia

March 31, 2006

FIRST NATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 9, 2006

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 9, 2006 at 11:00 a.m. at the Millwood Station, 252 Costello Drive, Winchester, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s Shareholders is March 31, 2006. The cost of soliciting proxies will be borne by the Company.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted “for” the proposal described herein. Any Shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Only Shareholders of record at the close of business on March 13, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,922,860 shares of Common Stock issued and outstanding and approximately 692 shareholders of record and at least 443 additional beneficial owners of shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting. The Company had no other class of equity securities outstanding at the Record Date.

Unless authority is withheld in the proxy, each proxy executed and returned by a Shareholder will be voted for the election of the nominees described in this Proxy Statement. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

There are currently 12 directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a Shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.

Nominees

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and principal occupation. The date shown as the year in which the director was first elected to the Board represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”). Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

Douglas C. Arthur, 63, has been a director since 1972.

Mr. Arthur is Vice Chairman and Secretary of the Board of the Company and Vice Chairman and Secretary of the Board of the Bank. He is the senior and business partner of Arthur and Allamong, a general practice law firm with locations in Strasburg and Front Royal, Virginia. Mr. Arthur has been engaged in the practice of law since 1970. He also is a director of Shenandoah Telecommunications Company.

Noel M. Borden, 69, has been a director since 1962.

Mr. Borden has served as the Chairman of the Board of the Company and Chairman of the Board of the Bank since 1986. Mr. Borden is currently retired and was President of H.L. Borden Lumber Co., a building supply company located in Strasburg, Virginia, from 1960 to 2000. He also is a director of Shenandoah Telecommunications Company.

Byron A. Brill, 58, has been a director since 1980.

Dr. Brill is a periodontist who has been in practice in Stephens City, Virginia since 1975.

Elizabeth H. Cottrell, 55, has been a director since 1992.

Mrs. Cottrell is owner of Riverwood Technologies, a writing/editing and desktop publishing concern in Maurertown, Virginia, and has held that position since 1991.

James A. Davis, 60, has been a director since 1998.

Dr. Davis is President of Shenandoah University located in Winchester, Virginia, a position that he has held since 1982. Dr. Davis is a director of EIIA Insurance Company and a Staunton District member of the Commonwealth Transportation Board.

Christopher E. French, 48, has been a director since 1996.

Mr. French has served as President of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia, since 1988. He is also a director of that company.

Charles E. Maddox, Jr., 59, has been a director since 1996.

Mr. Maddox retired as Vice President, board member and principal engineer for Patton Harris Rust & Associates, PC, an engineering and land development services firm in northwestern Virginia and West Virginia, in 2005. Mr. Maddox also serves on the Board of Trustees of Shenandoah University.

John K. Marlow, 66, has been a director since 2001.

Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. He also serves on the Board of Trustees of Shenandoah University.

W. Allen Nicholls, 59, has been a director since 1987.

Mr. Nicholls is President of Nicholls Construction, Inc., a home builder located in Front Royal, Virginia, a position that he has held for over 30 years.

Henry L. Shirkey, 63, has been a director since 1994.

Mr. Shirkey is a customer service representative with Holtzman Oil Corp., a supplier and distributor of petroleum products in Mt. Jackson, Virginia, a position that he has held since 1993. Mr. Shirkey was previously a banker in Shenandoah County with Farmers Bank, Dominion Bank and First Union Bank and was involved in all phases of community bank management for over 30 years until his retirement.

Harry S. Smith, 52, has been a director since 2000.

Mr. Smith has been President and Chief Executive Officer of the Company and the Bank since 1998. Prior to that date, Mr. Smith had served as Vice President and Secretary of the Company and Executive Vice President, Secretary and Cashier of the Bank since 1985.  He also is a director of the Winchester Medical Center and serves on the Board of Trustees of Shenandoah University.

James R. Wilkins, III, 37, has been a director since 2001.

Mr. Wilkins is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate development and management companies in Winchester, Virginia. He also serves as a Trustee of Powhatan School.

THE BOARD RECOMMENDS THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

Executive Officers Who Are Not Directors

M. Shane Bell, 33, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005 and had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank since November 2003, Senior Vice President – Risk Management of the Bank since March 2003 and Vice President – Risk Management of the Bank since July 2002. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr., 54, has served as Executive Vice President – Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management since 2004, Senior Vice President - Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President - Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 31 years of experience providing trust and investment services.

Dennis A. Dysart, 34, has served as Executive Vice President and Chief Administrative Officer of the Bank since March 2005. Prior to that, Mr. Dysart had previously served as Executive Vice President – Administration of the Bank since November 2003 and Senior Vice President – Administration of the Bank since 1999. Mr. Dysart has been employed by the Bank since 1993.

J. Andrew Hershey, 52, has served as Executive Vice President – Loan Administration of the Bank since March 2005. Prior to that, Mr. Hershey served as Senior Vice President – Loan Administration of the Bank since 2000 and Vice President and Business Development Officer of the Bank since 1998. Mr. Hershey has been in the banking industry for over 28 years.

Christopher T. Martin, 37, has served as Executive Vice President – Operations of the Bank since March 2005 and had previously served as Senior Vice President – Operations of the Bank since March 2003 and Vice President - Information Technology of the Bank since September 2002. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1986 through 2002.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

The following table sets forth information as of March 13, 2006, regarding the number of shares of Common Stock beneficially owned by all directors (who are also all of the director nominees), by the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission (the “SEC”); however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Name	Shares of Common Stock Beneficially Owned (1)		Percent of Class (%)

Douglas C. Arthur	19,912	(3)	*
M. Shane Bell	100		*
Marshall J. Beverley, Jr.	4,858		*
Noel M. Borden	67,508	(2)(3)	2.31%
Byron A. Brill	58,619	(3)	2.01%
Elizabeth H. Cottrell	27,462	(2)	*
James A. Davis	4,840	(3)	*
Dennis A. Dysart	2,210		*
Christopher E. French	18,804	(3)	*
J. Andrew Hershey	567		*
Charles E. Maddox, Jr.	10,775		*
John K. Marlow	11,300	(3)	*
W. Allen Nicholls	19,846		*
Henry L. Shirkey	1,431		*
Harry S. Smith	27,090	(2)	*
James R. Wilkins, III	173,589	(3)	5.94%
All executive officers and directors as a group (17 persons)	400,103	(2)(3)	13.69%

* Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.

(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)

Amounts presented include 24,654 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mrs. Cottrell and Messrs. Borden and Smith serve as trustees of the ESOP and have certain voting and dispositive powers with respect to such shares.

(3)

Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Mr. Borden, 954; Dr. Brill, 9,507; Dr. Davis, 1,305; Mr. French, 14,724; Mr. Maddox, 523; Mr. Marlow, 10,500; and Mr. Wilkins, 79,600.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 13, 2006, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address	Number of Shares	Percent of Class (%)
James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	173,589 (1)	5.94

(1)

Amounts presented include 79,600 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2005, all filing requirements applicable to its officers and directors were satisfied, except for the following transactions that were inadvertently filed late on Form 4. James R. Wilkins, III, a director, purchased shares of Common Stock in September 2005, Charles E. Maddox, Jr., a director, indirectly purchased shares of Common Stock in April 2005 and August 2005, and W. Allen Nicholls, a director, purchased shares in April 2005.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit and Compliance Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s web page at www.firstbank-va.com.

Board and Committee Meeting Attendance

Meetings of the Board are regularly held once each month, with an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were 15 meetings of the Board in 2005. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2005.

Committees of the Board

The Company has an Audit and Compliance Committee and a Compensation Committee. It does not have a standing nominating committee.

Audit and Compliance Committee

The Audit and Compliance Committee assists the Board in fulfilling the Board’s oversight responsibility to the Shareholders relating to the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee Charter is available on the Company’s web page at www.firstbank-va.com.

The members of the Audit and Compliance Committee are Mrs. Cottrell and Messrs. Davis, French, Marlow and Shirkey, all of whom the Board in its business judgment has determined are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. The Company has not currently designated an “audit committee financial expert.”  The Board, however, believes that the current members of the Audit and Compliance Committee have the ability to understand financial statements and accounting principles generally accepted in the United States of America, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

The Audit and Compliance Committee met 10 times during the year ended December 31, 2005. For additional information regarding the Audit and Compliance Committee, see “Audit and Compliance Committee Report” on page 15 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews and recommends the levels and types of compensation of officers and employees, and fees paid to directors of the Company. It is composed of Mrs. Cottrell and Messrs. Arthur, Borden, Davis and Marlow. The Compensation Committee met two times during the year ended December 31, 2005. For additional information regarding the Compensation Committee, see “Compensation Committee Report” on page 9 of this Proxy Statement.

Director Nomination Process

The Company currently does not have a standing nominating committee. The entire Board performs the functions of a nominating committee. The Board does not believe it needs a separate nominating committee because the full Board, with the exception of the President and Chief Executive Officer, is comprised of independent directors (as that term is defined in the listing standards of the Nasdaq Stock Market, Inc.) and has the time and resources to perform the function of selecting board nominees. The President and Chief Executive Officer, the sole management director, abstains from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws, but does not have a separate charter related to the nomination process. The Board will consider shareholder recommendations for director nominees.

In the consideration of director nominees, including any nominee that a Shareholder may submit formally (as described below) or informally (by contacting a director), the Board considers, at a minimum, the following factors for new directors, or the continued service of existing directors:

•

willingness to represent the best interests of all shareholders and objectively appraise management performance;

•

personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

•

willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the Board and its committees;

•

commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•

broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions; and

•

expertise that is useful to the Company and complementary to the background and experience of other directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2007 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Proposals” on page 16 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the Shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any Shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

Under the process used by us for selecting new director candidates, the Board identifies the need to add a new director with specific qualifications or to fill a vacancy on the Board. The Chairman of the Board will initiate a search, working with staff support and seeking input from directors and management, hiring a search firm, if necessary, and considering any candidates recommended by Shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Board. A determination is made as to whether directors have relationships with preferred candidates and can initiate contacts. The President and Chief Executive Officer and at least one member of the Board interviews prospective candidates.

The Board meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board.

Annual Meeting Attendance

The Company encourages members of the Board to attend the Annual Meeting of Shareholders.  All twelve directors attended the 2005 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Non-employee directors receive a regular retainer fee of $750 per month, a committee retainer fee of $400 per month, and an attendance fee of $400 per board meeting. The Chairman of the Board receives an additional fee of $150 per month, and the Vice Chairman of the Board receives an additional fee of $50 per month. Harry S. Smith, President and Chief Executive Officer of the Company, does not receive fees for his service on the Board.

In 1999, the Bank adopted a Director Split Dollar Life Insurance Plan (the “Plan”). The Plan currently provides life insurance coverage to 11 non-employee directors of the Bank, all of whom are also directors of the Company. Harry S. Smith does not participate in the Plan. The Bank owns the policies and is entitled to all values and proceeds. The Plan provides retirement benefits and the payment of benefits at the death of the insured director. The amount of benefits will be determined by the performance of the policies over each director’s life. During the year ended December 31, 2005, the Bank paid premiums in an aggregate amount of $150,976 for the benefit of directors under the Plan.

REMUNERATION

Compensation Committee Report

Compensation Philosophy

The general philosophy of the Compensation Committee is to provide executive officer compensation that drives performance, which enhances shareholder value. The Compensation Committee designs compensation plans and incentives that link the compensation of certain executive officers to the Company’s performance, which in turn aligns the financial interests of those executive officers to the interests of its shareholders. The Compensation Committee considers the nature and scope of each executive officer’s responsibilities as well as his effectiveness in supporting the Company’s goals when making executive compensation decisions. The Compensation Committee also considers the compensation practices of peer companies.

Compensation provided to the Company’s executive officers consists of annual compensation, which includes base salary, intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s performance. The Company does not grant options or other stock-based awards.

Annual Compensation

The Compensation Committee attempts to position base salaries for the Company’s executive officers annually at levels that are comparable to peer companies in the industry, with consideration of the performance of the Company, individual performance of each executive officer and the executive officer’s scope of responsibility in relation to other officers and key employees within the Company. The Compensation Committee considers salary surveys prepared by banking associations and compensation data provided by companies that are SEC registrants.

Annual Incentive Bonuses

The Company provides for the payment of cash bonuses based on the Company’s performance in relation to predetermined objectives and individual executive officer performance for the year then ended. Prior to the beginning of the fiscal year, the Compensation Committee establishes performance objectives related to targeted balance sheet growth and the return on average equity. Based on the Company’s performance, compared with these objectives, $68,000 was paid to key executive officers, including the Chief Executive Officer, in annual incentive bonuses in 2005.

Compensation of Chief Executive Officer

The Company generally adjusts employee compensation annually on March 1. During 2005, the Company’s Chief Executive Officer received a base salary of $180,000 from January 1 through February 28, 2005 and a base salary of $200,000 from March 1 through December 31, 2005. The increase in base salary on March 1, 2005 represented an 11.1% increase over the previous base salary. The Compensation Committee approved this increase as a result of the performance of the Chief Executive Officer and the Company, as well as salary comparisons of peer companies. Additional compensation paid to the Chief Executive Officer during 2005 included an annual incentive bonus that totaled $31,500. The annual incentive bonus was awarded based on performance goals established at the beginning of the fiscal year. Performance goals were comprised of targeted balance sheet growth and the return on average equity. Based on these goals, 87.5% of the targeted award was paid to the Chief Executive Officer. Other annual compensation shown in the Summary Compensation Table below includes a vehicle allowance and club membership dues. All other compensation in the table represents the Company’s matching contributions to the 401(k) plan.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Compensation Committee

Elizabeth H. Cottrell

Douglas C. Arthur

Noel M. Borden

James A. Davis

John K. Marlow

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Summary of Cash and Certain Other Compensation

The following table shows, for the years ended December 31, 2005, 2004, and 2003, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the named executive officers in all capacities in which they served. The named executive officers do not receive any compensation from the Company.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	All Other Compensation ($)(a)
Harry S. Smith President and Chief Executive Officer	2005 2004 2003	196,667 178,333 170,000	31,500 17,000 -	* 20,937 (b) *	6,300 6,370 5,460
Dennis A. Dysart Executive Vice President and Chief Administrative Officer	2005 2004 2003	132,500 118,333 110,000	15,750 8,250 -	* * *	4,448 3,797 3,300
J. Andrew Hershey Executive Vice President – Loan Administration	2005 2004 2003	128,333 118,333 110,000	15,750 8,250 -	* * *	4,323 3,797 3,300
Marshall J. Beverley, Jr. (c) Executive Vice President - Senior Trust Officer	2005 2004 2003	125,000 5,175 -	- 10,000 -	* * -	- - -
M. Shane Bell Executive Vice President and Chief Financial Officer	2005 2004 2003	110,833 88,000 71,250	5,000 2,000 1,250	* * *	3,475 2,700 1,170

*

The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(a)

“All Other Compensation” represents matching contributions by the Company to the executive officer’s account in the Company’s 401(k) Plan.

(b)

Amount includes a vehicle allowance in the amount of $15,000.

(c)

Mr. Beverley’s employment with the Company began on December 16, 2004.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Harry S. Smith, Dennis A. Dysart and J. Andrew Hershey. The contract with Harry S. Smith provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $160,000. The contracts with Dennis A. Dysart and J. Andrew Hershey provide for their services in senior management or executive capacities at initial base annual salaries of $90,000 and $95,000, respectively.

Effective as of January 27, 2004, the Company entered into an employment contract with M. Shane Bell. The contract provides for his service as Chief Financial Officer at an initial base annual salary of $78,000.

Effective as of December 16, 2004, the Company entered into an employment contract with Marshall J. Beverley, Jr. The contract provides for his service as Executive Vice President – Senior Trust Officer at an initial base annual salary of $125,000.

These five employment contracts have the following terms and conditions. Each contract is for a rolling two-year term, and the executive officer is eligible for base salary increases and bonuses as determined by the Board. The officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. If termination of employment due to a change in control had occurred in the year ended December 31, 2005, Mr. Smith, Mr. Dysart, Mr. Hershey, Mr. Bell and Mr. Beverley would have been entitled to severance payments under their respective contracts amounting to approximately $598,000, $403,650, $388,700, $343,850 and $373,750, respectively. Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

Transactions with Directors and Officers

Some of the directors and officers of the Company are customers of the Bank. No loans to directors or officers involve more than the normal risks of collectibility or present other unfavorable features. None of the loans are non-accrual, past-due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons. The balances of loans to directors, executive officers and their associates totaled $6,126,426 at December 31, 2005 or 20.8% of the Company’s equity capital at that date.

STOCK PERFORMANCE GRAPH

Shares of Common Stock trade on the over-the-counter (OTC) market and are quoted in the OTC Bulletin Board under the symbol “FXNC.”  The following graph compares the cumulative total return to the shareholders of the Company for the last five fiscal years with the total return on the S&P 500, NASDAQ-Total U.S. and the SNL Bank Index < $500M, assuming an investment of $100 in shares of Common Stock on December 31, 2000, and the reinvestment of dividends.

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
FXNC	$ 100.00	$ 154.16	$ 184.87	$ 325.20	$ 418.29	$ 567.83
S&P 500	$ 100.00	$ 88.15	$ 68.79	$ 88.29	$ 97.77	$ 102.50
NASDAQ	$ 100.00	$ 79.20	$ 54.49	$ 82.08	$ 89.55	$ 92.42
SNL Bank Index < $500M	$ 100.00	$ 137.86	$ 176.34	$ 257.36	$ 296.24	$ 314.09

AUDIT INFORMATION

Appointment of Independent Registered Public Accounting Firm

The Audit and Compliance Committee of the Board has appointed Yount, Hyde & Barbour, P.C. to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2006. Yount, Hyde & Barbour, P.C. has acted as the Company’s auditors for the past 19 years and has reported on financial statements during that period. Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from Shareholders.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $45,280 for 2005 and $42,092 for 2004.

Audit Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2005 and 2004 were $41,110 and $21,930, respectively. These services included Information Technology systems audits, ACH agreed-upon procedures, Public Funds agreed-upon procedures, the Trust and Asset Management Department examination and pre-approved consultation concerning management’s assessment of internal controls over financial reporting, financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2005 and 2004.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 and 2004 were $6,450 and $5,400, respectively. During 2005 and 2004, these services included preparation of federal and state income tax returns.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2005 and 2004.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services, as described above, were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Compliance Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s web page at www.firstbank-va.com.

Audit and Compliance Committee Report

The Audit and Compliance Committee is comprised of five directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market, Inc. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors. The Audit and Compliance Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•

establishing and maintaining the Company’s internal controls over financial reporting;

•

the preparation, presentation and integrity of the Company’s consolidated financial statements; and

•

compliance with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•

performing an independent audit of the Company’s consolidated financial statements.

The Audit and Compliance Committee is responsible for:

•

monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company; and

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company.

In this context, the Audit and Compliance Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm. Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements for the year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles. The Audit and Compliance Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit and Compliance Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as modified and supplemented. The Audit and Compliance Committee has received the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit and Compliance Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit and Compliance Committee, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit and Compliance Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

Christopher E. French, Chairman

Elizabeth H. Cottrell

James A. Davis

John K. Marlow

Henry L. Shirkey

SHAREHOLDER PROPOSALS

Under the regulations of the SEC, any Shareholder desiring to make a proposal to be acted upon at the 2007 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 1, 2006, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2007 Annual Meeting of Shareholders on May 8, 2007.

The Company’s Bylaws also prescribe the procedure that a Shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a Shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 8, 2007 for the 2007 Annual Meeting of Shareholders, the Company must receive such notice no later than March 9, 2007 and no earlier than February 7, 2007. Notice of a nomination for director must describe various matters regarding the nominee and the Shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters regarding the Shareholder giving the notice. Any Shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2005 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF SHARES OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND ITS QUARTERLY REPORTS ON FORM 10-Q AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO M. SHANE BELL, CHIEF FINANCIAL OFFICER, FIRST NATIONAL CORPORATION, 112 WEST KING STREET, STRASBURG, VIRGINIA 22657. THE ANNUAL REPORT ON FORM 10-K AND THE QUARTERLY REPORTS ON FORM 10-Q ARE NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas C. Arthur

Secretary

[FORM OF PROXY]

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC-BB		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS May 9, 2006	1. The election as directors of all nominees listed (except as marked to the contrary below):		[ ]	[ ]	[ ]

The undersigned hereby appoints the official proxy committee, consisting of Douglas C. Arthur, Byron A. Brill and W. Allen Nicholls, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of First National Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Millwood Station, 252 Costello Drive, Winchester, VA on May 9, 2006 at 11:00 A.M. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

DIRECTORS
	Douglas C. Arthur Noel M. Borden Byron A. Brill Elizabeth H. Cottrell	James A. Davis Christopher E. French Charles E. Maddox, Jr. John K. Marlow	W. Allen Nicholls Henry L. Shirkey Harry S. Smith James R. Wilkins, III

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_____________________________________________

PLEASE MARK BOX IF YOU PLAN TO ATTEND           [    ]
THE MEETING.

The Board of Directors recommends a vote "FOR" all directors.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST NATIONAL CORPORATION

    Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Corporation at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Corporation at the following address: Registrar and Transfer Company, P.O. Box 1010, Cranford, NJ 07016 or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.
    The above-signed acknowledges receipt from the Corporation, prior to the execution of this proxy of a notice of the Annual Meeting, a proxy statement dated March 31, 2006 and audited financial statements.
    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Only one of several joint owners need sign.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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